Exhibit 99.1

FUTURE FINTECH GROUP INC.

October 20, 2017

Re: Notice of Proposed Distribution

Dear Warrant Holder:

Reference is made to that Securities Purchase Agreement, dated April 18, 2017 (the “Purchase Agreement”), by and among Future FinTech Group Inc. (the “Company”) and the purchasers listed in the signature pages thereto (the “Purchasers”). In connection with the consummation of the Purchase Agreement, the Company issued warrants (the “Warrants”) to the Purchasers to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”). You are receiving this notice as a record holder of a Warrant pursuant to Section 3(g)(ii) of the Warrants.

The Company hereby provides notice pursuant to Section 3(g)(ii) of the Warrants that the Company intends to effect a spin-off of its wholly-owned subsidiaries SkyPeople Foods Holdings Limited (BVI) (“SkyPeople BVI”) and FullMart Holdings Limited (BVI) (“FullMart”) through a pro rata distribution of the ordinary shares of each of SkyPeople BVI and FullMart (the “Spin-Offs Shares”) to the holders of the Common Stock as of the record date, October 31, 2017 (the “Spin-Offs”). The completion of the Spin-Offs is subject to several conditions, including but not limited to the approval of the Company’s shareholders, and assuming that such conditions are fulfilled, the Company anticipates completing the Spin-Offs and distributing the Spin-Off Shares in the first quarter of 2018.

Very truly yours,

Future FinTech Group Inc.

Hongke Xue
Chief Executive Officer and Chairman